                                                                   EXHIBIT 12.3

                           PACCAR AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Thousands of Dollars)

                                                                    Year Ended December 31
                                      ----------------------------------------------------------------------------------
                                           1998             1997             1996            1995             1994
                                           ----             ----             ----            ----             ----
FIXED CHARGES
  Interest expense
      PACCAR and
      Subsidiaries (1)                 $   165,047      $   146,913      $   131,807      $  123,480      $    87,465

      Portion of rentals
        deemed interest                     14,554            7,138            5,928           5,727            5,494
                                       -----------      -----------      -----------      ----------      -----------

TOTAL FIXED CHARGES                    $   179,601      $   154,051      $   137,735      $  129,207      $    92,959
                                       -----------      -----------      -----------      ----------      -----------
                                       -----------      -----------      -----------      ----------      -----------

EARNINGS
  Income before taxes - PACCAR
      and Subsidiaries (2)             $   653,037      $   534,723      $   312,925      $  399,562      $   320,098

FIXED CHARGES                              179,601          154,051          137,735         129,207           92,959
                                       -----------      -----------      -----------      ----------      -----------

EARNINGS AS DEFINED                    $   832,638      $   688,774      $   450,660      $  528,769      $   413,057
                                       -----------      -----------      -----------      ----------      -----------
                                       -----------      -----------      -----------      ----------      -----------

RATIO OF EARNINGS
  TO FIXED CHARGES                         4.64x            4.47x           3.27x            4.09x           4.44x


(1)  Exclusive of interest paid to PACCAR.

(2)  Includes before-tax earnings of wholly-owned subsidiaries.


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